     As Filed with the Securities And Exchange Commission on July 7, 1997
--------------------------------------------------------------------------------
                                                     Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            DRESSER INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)

            Delaware                                          75-0813641
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

       2001 Ross Avenue                        Rebecca R. Morris
      Dallas, Texas 75201                Vice President-Corporate Counsel
        (214) 740-6000                          and Secretary
(Address, including zip code, and           Dresser Industries, Inc.
 telephone number, including area                2001 Ross Avenue
 code, of Registrant's principal                Dallas, Texas 75201
      executive offices)                          (214) 740-6000
                                         (Name, address, including zip code,
                                           and telephone number, including
                                           area code, of agent for service)

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
  Title of Each Class of        Proposed Maximum
    Securities to Be               Aggregate            Amount of
      Registered               Offering Price (1)    Registration Fee
---------------------------------------------------------------------------
Debt Securities (2)
---------------------------------------------------------------------------
Preferred Stock, no par
value (3)
---------------------------------------------------------------------------
Common Stock, par value
$0.25 per share (4)
---------------------------------------------------------------------------
     Total                      $750,000,000.00         $227,272.73
---------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $750,000,000 or the equivalent thereof in foreign currencies, exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities that may be issued from time to time by the Registrant, including Debt Securities issuable upon conversion or exchange of Debt Securities or Preferred Stock. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000.
(3) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Preferred Stock that may be issued from time to time by the Registrant, including Preferred Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock.
(4) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock that may be issued from time to time by the Registrant, including Common Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock, and includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ----------------------

                                EXPLANATORY NOTE

     This Registration Statement contains a Prospectus relating to Debt Securities and shares of Preferred Stock and Common Stock to be offered for the account of the Registrant, the aggregate offering price of both will not exceed $750,000,000. If any Debt Securities, Preferred Stock or Common Stock are offered after the effectiveness of this Registration Statement, a Prospectus Supplement describing the particular terms of such Debt Securities, Preferred Stock or Common Stock, and the offering thereof will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     SUBJECT TO COMPLETION DATED JULY 3, 1997

PROSPECTUS

                                  $750,000,000
                            DRESSER INDUSTRIES, INC.

         DEBT SECURITIES         PREFERRED STOCK          COMMON STOCK

                             ----------------------

     Dresser Industries, Inc. (the "Company" or "Dresser") may offer from time to time, its (i) unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in one or more series, which may be either senior ("Senior Securities") or subordinated ("Subordinated Securities") and which may be convertible into or exchangeable for shares of common stock, par value $0.25 per share, (the "Common Stock") shares of preferred stock, no par value, (the "Preferred Stock") or other Debt Securities; (ii) Preferred Stock in one or more series, which may be convertible into or exchangeable for Common Stock, Preferred Stock or Debt Securities; and (iii) Common Stock. The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the "Securities."

     The aggregate initial offering price of the Securities to be offered by the Company hereby will not exceed $750,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered in amounts, at prices or on terms to be determined by market conditions at the time of the offering thereof. As used herein, the Debt Securities includes securities denominated in United States dollars or, at the option of the Company if so specified in an accompanying Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

     The terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or payment of additional amounts or any sinking fund provisions, terms of subordination of Subordinated Securities, any provisions with respect to conversion or exchange, the initial offering price and other specific terms; and
(ii) in the case of Preferred Stock, the specific designation and stated value, any dividend, liquidation, redemption, sinking fund, voting or other rights, time of payment of dividends, any provision for conversion or exchange, the initial offering price and other specific terms. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

     The distribution of the Securities may be effected from time to time in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Plan of Distribution."

     The last reported sale prices of the Common Stock, which is quoted under the symbol "DI" on the New York Stock Exchange and the Pacific Stock Exchange on June 30, 1997 was $37.25, and $36.63 per share, respectively.

     The Securities will be sold either through underwriters, dealers or agents, or directly by the Company. See "Plan of Distribution." The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of any Securities in respect of which this Prospectus is being delivered, if any, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is July ___, 1997.

NO DEALERS, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               -------------------

                                TABLE OF CONTENTS

Available Information.................................................  3
Incorporation of Certain Documents by Reference.......................  3
The Company...........................................................  4
Use of Proceeds.......................................................  4
Ratio of Earnings to Fixed Charges....................................  4
Description of Debt Securities........................................  4
Description of Capital Stock.......................................... 11
Plan of Distribution.................................................. 12
Legal Matters......................................................... 13
Experts............................................................... 13

                               -------------------

   IN CONNECTION WITH AN OFFERING THROUGH UNDERWRITERS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET
PRICE OF THE SECURITIES OFFERED AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY
EXCHANGES ON WHICH THE SECURITIES ARE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; and at the Commission's regional offices at CITICORP Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the internet (http://www.sec.gov). Additionally, reports, proxy statements and other information concerning the Company can be inspected at the offices of The New York Stock Exchange, Inc. (the "New York Stock Exchange"), 20 Broad Street, New York, New York 10005 and The Pacific Exchange, Inc., (the "Pacific Stock Exchange"), 301 Pine Street, San Francisco, California 94014, on which exchanges the Common Stock is listed.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company  (File No. 1-
4003) with the Commission, are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the periods ended January 31, 1997 and April 30, 1997;

     3. The description of the Common Stock contained in Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission August 30, 1990, as amended by Amendment No. 1 on Form 8 filed with the Commission on October 3, 1990; and

     4.   The description of the Dresser Stock Purchase Rights contained in
          Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission August 30, 1990, as amended by Amendment No. 1 on Form 8 filed with the Commission on October 3, 1990.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to: The Secretary, Dresser Industries, Inc., P.O. Box 718, Dallas, Texas 75221 (telephone no. 214/740-6000).

                                 THE COMPANY

     Dresser Industries, Inc., together with its subsidiaries (hereinafter "Dresser" or "Registrant" or the "Company"), is a supplier of highly engineered products, technical services and project management for hydrocarbon energy-related activities that are primarily utilized in oil and gas drilling, production and transmission; gas distribution; power generation; gas processing; petroleum refining and marketing; and petrochemical production. Demand for Dresser's products and services is generally determined by global demand for energy and oil and gas by-products. Dresser was incorporated under the laws of Delaware in 1956 as a successor to a Pennsylvania corporation organized in 1938 by the consolidation of S. R. Dresser Manufacturing Company and Clark Bros. Company. Both were carrying on businesses founded in 1880. Dresser's executive offices are located at 2001 Ross Avenue, Dallas, Texas 75201 (telephone number 214/740-6000).


                              USE OF PROCEEDS

     Unless otherwise stated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including acquisitions, the reduction of short-term and long-term borrowing, repurchase of Company securities and for other business opportunities. Any specific allocation of the net proceeds of an offering of the Securities will be described in the applicable Prospectus Supplement. The precise amount and timing of sales of the Securities by the Company will be dependent on the Company's capital requirements, market conditions and the availability and cost of other funds to the Company.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated. For purposes of computing such ratio, earnings consist of income before (i) taxes, (ii) minority interests, (iii) extraordinary items, (iv) amortization of capitalized interest and (v) fixed charges (adjusted to exclude capitalized interest) and after adjustment for unremitted earnings of less than majority owned subsidiaries. Fixed charges consist of interest on all indebtedness, amortization and debt expense, discount and premium and a portion of rentals deemed to represent an interest factor.

     Six Months
  Ended April 30,                   Year Ended October 31,
  ---------------                    ----------------------

     1997                1996      1995      1994      1993      1992
     ----                ----      ----      ----      ----      ----

     5.38                6.16      6.29     10.90*     4.77       2.96

* Ratio of 6.43 excluding gain on sale of Western Atlas International, Inc.


                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture (the "Indenture"), between the Company and Texas Commerce Bank National Association (the "Trustee"). A form of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete, and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture, including the definitions of certain terms used therein. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference in their entirety. Capitalized terms not defined herein shall have the meanings given to them in the Indenture. Further terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

     The Debt Securities consisting of debentures, notes and other evidences of indebtedness will be general obligations of the Company, may be either Senior Securities or Subordinated Securities and may be issued from time to time in series under the Indenture. The Indenture does not limit the aggregate principal amount of Debt Securities or of any particular series of Debt Securities which may be issued thereunder.

     Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered hereby: (i) the title of such Debt Securities; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (iv) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (v) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates;
(vi) the place or places where the principal of and premium, if any, and interest, if any, on such Debt Securities will be payable; (vii) the obligation of the Company, if any, to redeem or purchase Debt Securities pursuant to any mandatory or optional sinking fund or analogous provisions; (viii) the date, if any, after which, and the price or prices at which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions; (ix) the denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (x) whether such Debt Securities are to be issued as discounted Debt Securities; (xi) the subordination terms, if any, of such Debt Securities; (xii) any "Events of Default" with respect to such Debt Securities in addition to those described herein; (xiii) whether such Debt Securities are to be issued in whole or in part in the form of one or more global securities (the "Global Securities") and, if so, the identity of the depositary, if any, for such Global Securities; (xiv) the identity of the Trustee, and any authenticating agent, paying agent or registrar with respect to such Debt Securities; and (xv) other specific terms of such Debt Securities.

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office or agency of the Trustee, except that, at the option of the Company, interest may be paid by mailing a check to the person entitled thereto as it appears on the Security Register. (SECTIONS 2.03, 4.06 AND 10.11) No service charge will be made to any Holder of Debt Securities for any transfer or exchange of Debt Securities, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge which may be imposed in relation thereto. (SECTION 2.06)

     Some or all of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the applicable Prospectus Supplement.

     There are no covenants or provisions contained in the Indenture which may afford Holders of Debt Securities protection in the event of a restructuring or other highly leveraged transaction involving the Company.

SENIOR AND SUBORDINATED SECURITIES

     The Senior Securities will be direct, unsecured obligations of the Company, ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company. To the extent provided in the Prospectus Supplement relating thereto, the Company may be required to secure Senior Securities equally and ratably with other indebtedness with respect to which the Company elects or is required to provide security. The Subordinated Securities will be unsecured and will be subordinated and junior to all "Senior Indebtedness" (which for this purpose includes any Senior Securities) to the extent set forth in the applicable supplemental Indenture and Prospectus Supplement relating to such series.

     The Subordinated Securities will be direct, unsecured obligations of the Company. The obligations of the Company pursuant to the Subordinated
Securities will be subordinate in right of payment to the extent set forth in the Indenture and the applicable supplemental Indenture to all Senior Indebtedness (including all Senior Securities) (in each case as defined in the applicable supplemental Indenture). Except to the extent otherwise set forth in a Prospectus Supplement, the Indenture does not contain any restriction on the amount of Senior Indebtedness which the Company may incur.

     The terms of the subordination of a series of Subordinate Securities, together with the definition of Senior Indebtedness related thereto, will be as set forth in the applicable supplemental Indenture and the Prospectus Supplement relating to such series.

     The Subordinated Securities will not be subordinated to indebtedness of the Company that is not Senior Indebtedness, and the creditors of the Company who do not hold Senior Indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of the Company before or after maturity of the Subordinated Securities, other creditors would rank pari passu with holders of the Subordinated Securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of Subordinated Securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against the Company.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary located in the United States (a "Depositary") identified in the Prospectus Supplement relating to such series. (SECTIONS 1.01 AND 2.01)

BOOK-ENTRY DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee (the "participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of such ownership interests within such participant will be effected only through records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of and premium, if any, and interest, if any, on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a particular series, upon receipt of any payment of principal of and premium, if any, and interest, if any, on a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. However, the Company will have no control over the practices of the Depositary or the participants, and there can be no assurance that these practices will not be changed.

     A Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in definitive registered form in exchange for the Global Securities representing such Debt Securities.
In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (SECTION 2.10)

RESTRICTED SUBSIDIARIES

     The various restrictive provisions of the Indenture apply to the Company and its Restricted Subsidiaries. The term "Restricted Subsidiary" is defined under the Indenture to include any Subsidiary existing as of the date of original issuance of Securities or any corporation that is the successor to such a Subsidiary. The term "Subsidiary" is defined under the Indenture to mean any corporation of which at least a majority of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of said corporation is at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (SECTION 1.01) As a result of the definitions of the terms "Restricted Subsidiary" and "Subsidiary" in the Indenture, the restrictive provisions of the Indenture will not apply to (i) any corporation coming into existence or acquired after the date of original issuance of Securities or (ii) any partnership or other entity that is not organized as a corporation, in each case regardless of whether such corporation, partnership or other entity is controlled by the Company or whether the Company owns a majority of the outstanding capital stock of or other equity interests in such corporation, partnership or other entity. As of the date of this Prospectus, a material portion of the business of the Company is conducted through partnerships.

RESTRICTIONS ON SECURED DEBT

     Unless otherwise indicated in the applicable supplemental Indenture and Prospectus Supplement, the Indenture provides that, after the date of original issuance of Securities, the Company will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Debt Securities will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. The foregoing restrictions do not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by: (i) certain Security Interests to secure payment of the cost of and created prior to, contemporaneously with or within 24 months after the acquisition, construction, development or improvement of property; (ii) Security Interests on property at the time of its acquisition by the Company or a Restricted Subsidiary, which Security Interests secure obligations assumed by the Company or a Restricted Subsidiary or Secured Debt incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof, or on the property of a corporation or other entity at the time it is merged into the Company or a Restricted Subsidiary; (iii) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or a Restricted Subsidiary; (iv) Security Interests securing Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (v) Security Interests on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of Industrial revenue bond financing or indebtedness, issued or guaranteed by the United States of America, any state thereof or any department, agency or instrumentality of either or similar indebtedness issued to or guaranteed for the benefit of a foreign government, any state thereof or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency; (vi) purchase money Security Interests on personal property, (vii) Security Interests on the stock, partnership or other equity interest of the Company or any Restricted Subsidiary in any Joint Venture or any subsidiary which owns an equity interest in such Joint Venture to secure indebtedness, provided the amount of such indebtedness is contributed and/or advanced solely to such Joint Venture, (viii) Security Interests securing Senior Indebtedness (as defined in the applicable supplemental

Indenture and Prospectus Supplement), including without limitation, the Senior Secured Debt Securities (as defined in the applicable supplemental Indenture and Prospectus Supplement), (ix) Security Interests incurred to secure the performance of surety or appeal bonds incurred in the ordinary course of business, (x) Any Security Interest incidental to the normal conduct of the business of the Company or any Restricted Subsidiary or the ownership of its property or the conduct of the ordinary course of its business (including, without limitation, (A) Security Interests incurred by law, including mechanics', materialmens', carriers' or other like Security Interests, (B) Certain Security Interests for taxes or assessments or similar charges, (C) Zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title, (D) Security Interests to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business and (E) Security Interests required by any contract or statute in order to permit the Company or a Restricted Subsidiary of the Company to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity; and (xi) any extension, renewal, replacement or refinancing of any Security Interest referred to in the foregoing, clauses (i) through (ix). (SECTION 4.03) A Security Interest required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to the Company or any Subsidiary by any such entity pursuant to the provisions of any contract or statute shall not be considered the creation of a Security Interest.

     In addition to the foregoing, the Company and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Debt Securities, if immediately thereafter the sum of: (i) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (i) through (xi) of the immediately preceding paragraph); and (ii) all Attributable Debt (as hereinafter defined) in respect of Sale and Leaseback Transactions (as hereinafter defined) as of the date of determination would not exceed 15% of Consolidated Net Tangible Assets. (SECTION 4.03)

     The term "Consolidated Net Tangible Assets" is defined under the Indenture to mean the total amount of assets which would be included on a consolidated balance sheet of the Company and its subsidiaries under generally accepted accounting principles (less applicable reserves and other properly deductible terms) after deducting therefrom: (i) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions and postemployment benefits for which the Company is required to accrue pursuant to Statement of Financial Accounting Standards No. 106 and No. 112, respectively; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets. (SECTION 1.01) The term "Consolidated Net Tangible Assets" includes the assets of majority owned partnerships that do not constitute Restricted Subsidiaries. See "-- Restricted Subsidiaries."

     The term "Secured Debt" is defined under the Indenture to include any indebtedness for borrowed money of, or upon which interest is payable by, the Company or any Restricted Subsidiary or any such indebtedness of others guaranteed by the Company or any Restricted Subsidiary which is secured by: (i) a Security Interest in any property of the Company or any Restricted Subsidiary; or (ii) a Security Interest in shares of stock owned by the Company or a Restricted Subsidiary in a corporation or in equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the rights of the Company or a Restricted Subsidiary in respect of indebtedness for money borrowed by a corporation, partnership or other entity in which the Company or a Restricted Subsidiary has an equity interest. The securing in the foregoing manner of any such indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

     The term "Joint Venture" is defined under the Indenture to mean any business enterprise in which the Company or a Restricted Subsidiary owns an equity interest and in which one or more persons who are not Affiliates of the Company or any Restricted Subsidiary also owns an equity interest. (SECTION 1.01)

RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to enter into any Sale and Leaseback Transaction, unless:
(i) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt permitted by the Indenture (other than by reason of provisions described in clauses (i) through (vi) of the first paragraph under "-- Restrictions on Secured Debt" in an amount equal to the Attributable Debt in respect of such Sale and Leaseback

Transaction without equally and ratably securing the Debt Securities; or (ii) notice is promptly given to the Trustee of the Sale and Leaseback Transaction, fair value is received by the Company or a Restricted Subsidiary for the property sold (as determined in good faith pursuant to a Board Resolution delivered to the Trustee) and the Company or a Restricted Subsidiary applies or commits to apply an amount equal to the net proceeds of the property sold pursuant to the Sale and Leaseback Transaction to the redemption of Debt Securities of any series or the retirement of other Funded Debt of the Company or any Restricted Subsidiary not subordinate or junior in right of payment to the Debt Securities. In lieu of applying all or any part of such amount to the redemption of Debt Securities or the retirement of Funded Debt, the Company may deliver Debt Securities to the Trustee for cancellation and thereby reduce the amount to be applied to the redemption of Debt Securities or retirement of Funded Debt by an amount equal to the aggregate principal amount of Debt Securities delivered. (SECTION 4.04)

     The term "Attributable Debt" is defined under the Indenture to mean, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding Debt Securities, of all series, compounded semi-annually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. (SECTION 1.01)

     The term "Sale and Leaseback Transaction" is defined under the Indenture to include a sale or transfer made by the Company or a Restricted Subsidiary (except a sale or transfer made to the Company or another Restricted Subsidiary) of any property if such sale or transfer is made with the intention of leasing such property to the Company or a Restricted Subsidiary, except (i) a lease for a period not exceeding 60 months and (ii) a lease that secures or relates to certain governmental obligations issued in connection with the financing of the cost of construction or acquisition of such property. (SECTION 1.01)

RESTRICTIONS ON MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS

     The Indenture provides that the Company will not consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets to another person unless: (i) the person is a corporation organized under the laws of the United States of America or any state thereof; (ii) the person assumes by supplemental indenture all the obligations of the Company relating to the Debt Securities and the Indenture; and (iii) immediately after the transactions, no Default exists. Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for the Company under the Indenture. The successor corporation may then exercise every power and right of the Company under the Indenture, and the Company will be released from all of its liabilities and obligations in respect of the Debt Securities and the Indenture. In the event the Company leases all or substantially all of its assets, the lessee corporation will be the successor to the Company and may exercise every power and right of the Company under the Indenture, but the Company will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Debt Securities. (SECTION 5.01)

AMENDMENTS OF THE INDENTURE

     Amendments of the Indenture or the Debt Securities of any series may be made by the Company and the Trustee without the consent of the Holders of such Debt Securities: (i) to cure any ambiguity, defect or inconsistency or to make such provisions with respect to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or with any indenture supplemental thereto or any Board Resolution establishing any series of Debt Securities, provided that such amendment does not adversely affect the rights of the Holders thereof; (ii) to comply with the merger or sale of assets provision in the Indenture; (iii) to add additional covenants; (iv) to establish the form or terms of Debt Securities of any additional series; (v) to provide for the acceptance of appointment of a successor Trustee; (vi) to provide for the issuance of Debt Securities with interest coupons with respect to any such series; or (vii) to provide for the exchange of Global Securities for Debt Securities issued in definitive form and to make all appropriate changes for such purpose. (SECTION 9.01)

     Amendments of the Indenture affecting the Debt Securities of any series or amendments of the Debt Securities themselves of such series may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of such series, provided that, without the consent of each Holder affected, no such amendment shall be made which will: (i) reduce the percentage in principal amount of the Debt Securities whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest on any Debt Security; (iii) reduce the principal of, change the Stated
Maturity of, reduce the amount payable on redemption of or alter the requirements with respect to the mandatory redemption, if any, of any Debt Security; (iv) make any Debt Security payable in money other than that stated in such Debt Security; or (v) make any change in the Indenture provisions with respect to waiver of existing Defaults, rights of Holders to receive payment and to bring suit for the enforcement of such rights, or the requirement of obtaining the written consent of each affected Holder to certain amendments of the Indenture or any Debt Security. (SECTION 9.02)

EVENTS OF DEFAULT

     An "Event of Default" with respect to any series of Debt Securities is defined under the Indenture to include: (i) failure for 30 days to pay any interest on any Debt Security of such series when due; (ii) failure to pay the principal of and premium, if any, of any Debt Security of such series when due;
(iii) failure for 90 days after receipt of notice to perform any other agreement of the Company with respect to Debt Securities of such series or the Indenture for the benefit of Debt Securities of such series; (iv) certain events of bankruptcy, insolvency or reorganization of the Company or a Material Subsidiary; and (v) any other event established as an event of default in accordance with the Indenture with respect to Debt Securities of such series. (SECTION 6.01)

     The term "Material Subsidiary" is defined under the Indenture to mean any consolidated subsidiary of the Company (whether a corporation or a partnership or other entity not organized as a corporation) if such consolidated subsidiary would be deemed as of the date of determination a "significant subsidiary" under the rules of the Commission. (SECTION 1.01)

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default in respect of any series of Debt Securities, give to the Holders of the Debt Securities of such series notice of all uncured and unwaived Defaults known to it; provided, however, that, except in the case of a Default in the payment of the principal of or any interest on any of the Debt Securities of such series, such Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series. (SECTION 7.05)

     If an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee may proceed to protect and enforce its rights and those of the Holders of Debt Securities of such series. (SECTION 6.03) If any Event of Default shall occur and be continuing with respect to a series of Debt Securities, either the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of such series may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable. The Holders of a majority in principal amount of the Debt Securities of such series may rescind an acceleration and its consequences, but only if all existing Events of Default with respect to the Debt Securities of such series have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration. No Event of Default with respect to a single series of indebtedness issued under an Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder. (SECTION 6.02) The Holders of a majority in principal amount outstanding of the Debt Securities of such series may direct the Trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it with respect to the Debt Securities of such series and may waive any existing Default with respect to the Debt Securities of such series, except a Default in the payment of principal of or interest on any Debt Security of such series. (SECTIONS 6.04 AND 6.05)

     The Company is required to furnish to the Trustee annually a statement as to the absence of a Default. (SECTION 4.05)

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

     The Company may at any time satisfy its obligations with respect to payments of principal of and premium, if any and interest, if any, on the Debt Securities of any series by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to make such payments when due without reinvestment thereof. If such a deposit is sufficient to make all payments of: (i) interest, if any, on the Debt Securities of such series prior to and on their redemption or maturity, as the case may be; and (ii) principal of and premium, if any, on the Debt Securities of such series when due upon redemption or at Stated Maturity, as the case may be, then all the obligations of the Company with respect to the Debt Securities of such series and the Indenture insofar as it relates to the Debt Securities of such series will be satisfied and discharged (except as otherwise provided in the Indenture). In the event of any such defeasance, Holders of the Debt Securities of such series would be able to look only to such trust fund for payment of principal of and premium, if any, and interest, if any, on the Debt Securities of such series until Stated Maturity or redemption. (SECTIONS 8.01, 8.02 AND 8.03)

     Such a Trust may only be established if, among other things: (i) the Company has obtained an opinion of legal counsel (which may be based on a ruling from, or published by, the Internal Revenue Service) to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (ii) at that time, with respect to any series of Debt Securities then listed on the New York Stock Exchange, the rules of the New York Stock Exchange do not prohibit such deposit with the Trustee. (SECTION 8.02)

COVENANT DEFEASANCE

     On substantially the same terms and conditions as described in "--Defeasance of the Indenture and Debt Securities," the Company may be relieved from the obligation to comply with certain covenants in the Indenture, including those described in "--Restriction on Secured Debt", "--Restrictions on Sale and Leaseback Transactions", and "--Restrictions on Mergers, Consolidations and Transfer of Assets." (SECTIONS 8.01, 8.02 and 8.03).

ANNUAL REPORTS BY THE TRUSTEE

     To the extent required by the Trust Indenture Act, the Trustee shall, within 60 days after May 15 in each year, furnish to each Holder of Debt Securities an annual report that complies with Section 313 of the Trust Indenture Act. (SECTION 7.06) The Indenture does not require that the Company or the Trustee furnish any other reports, documents or information to the Holders of Debt Securities.

NOTICES AND COMMUNICATIONS

     Notices or communications to Holders of Debt Securities will be given by first-class mail or by overnight air courier to the addresses of such Holders as they appear in the Security Register. (SECTION 10.02)

     Holders of Debt Securities may communicate with other Holders with respect to their rights under the Indenture or the Debt Securities pursuant to the provisions of Section 312(b) of the Trust Indenture Act which require a trustee to provide security holders access to information regarding the addresses of other security holders in certain situations. (SECTION 10.03)

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of Texas. (SECTION 10.13)

INFORMATION CONCERNING THE TRUSTEE

     The Trustee under the Indenture will be named in the applicable Prospectus Supplement. The Company may maintain other relations with the Trustee, including being a party to other indentures with the Trustee.


                          DESCRIPTION OF CAPITAL STOCK

     The Company is authorized by its Restated Certificate of Incorporation, as amended (the "Dresser Certificate"), to issue a total number of shares of all classes of capital stock equal to 410,000,000 shares, of which 400,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. At the close of business on June 30, 1997, 175,116,958 shares of Common Stock were issued and outstanding (exclusive of 9,748,773 shares of Common Stock held in treasury). Attached to each share of Common Stock is a Preferred Stock Purchase Right (a "Purchase Right"). The Common Stock and the Purchase Rights are more fully described in the Registration Statement on Form 8-A, as amended by Amendment

No. 1 to such Registration Statement, incorporated herein by reference. See "Incorporation of Certain Documents by Reference." As of June 30, 1997 2,000,000 shares of Preferred Stock had been designated as Series A Junior Preferred Stock and were subject to the Purchase Right as noted above. As of that same date, no shares of Preferred Stock have been issued.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, within the limitations contained in the Dresser Certificate, to fix before issue with respect to each series, among other things, the designation and number of shares to constitute such series, the annual dividend rate, whether such dividends will be cumulative, the time and price of redemption and the liquidation preference applicable to the series, whether or not the series shall be subject to the operation of a sinking fund and, if so, the terms and conditions thereof, whether or not the shares of such series shall be convertible into shares of stock of any other class or classes and the terms and provisions of such conversion rights, the voting powers, if any, of the shares of such series and other optional or special rights, privileges and powers.

     Reference is made to the Prospectus Supplement relating to the series of Preferred Stock being offered for the specific terms thereof, including: (i) the title and stated value of such Preferred Stock; (ii) the number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vi) the provisions for a sinking fund, if any, for such Preferred Stock; (vii) the provisions for redemption, if applicable, of such Preferred Stock; (viii) any listing of such Preferred Stock on any securities exchange; (ix) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof) and conversion period; (x) voting rights, if any, of such Preferred Stock; (xi) a discussion of any material and/or special Federal income tax considerations applicable to such Preferred Stock; (xii) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (xiii) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution of winding up of the affairs of the Company; and (xiv) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

     The transfer agent and registrar for each series of Preferred Stock and Common Stock will be described in the related Prospectus Supplement.

                            PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby in and/or outside the United States: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; (iv) through dealers; or (v) through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase the Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engaged in transactions with, or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriter or underwriters at the time of sale to them, and the names of the underwriters and the terms of the transactions will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities described in such Prospectus Supplement if any are purchased.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Underwriters, dealers, agents, and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act.

     Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon by Rebecca R. Morris, Vice President - Corporate Counsel and Secretary of the Company (who owns 10,740 shares of Common Stock and holds options to purchase an additional 21,650 shares of Common Stock coupled with 4,278 restrictive incentive stock awards.).


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the estimated expenses incurred by the Company in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement, other than any applicable underwriting discounts.

                                                                       AMOUNT
 Securities and Exchange Commission Registration Fee . . . . . . . . $227,272.73
*Trustee Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . 26,000.00
*Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . 38,000.00
*Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 20,000.00
*Accounting Fees and Expenses. . . . . . . . . . . . . . . . . . . . . 67,450.00
*Transfer Agent and Registrar Fees and Expenses. . . . . . . . . . . . 25,200.00
*Blue Sky Fees and Expenses (including legal fees and expenses). . . . 10,000.00
*Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,000.00
                                                                     -----------
    Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .423,922.73

* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the Company, a corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the court shall deem proper. Indemnification, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct. Such determination is made: (i) by the board of directors by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel in a written opinion;
(iii) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such matter, Section 145 requires that the corporation indemnify him against expenses actually and reasonably incurred by him in his defense. Further, expenses may be paid by the corporation in advance of final disposition of the matter upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Such indemnification and advancement of expenses is not deemed exclusive of any other right to which a director or officer might be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who might be indemnified thereunder whether or not the corporation would have the power to indemnify him against such liability under such Section.

     The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of certain persons including directors and officers to the fullest extent permitted under Section 145 of the DGCL.

     Insurance is maintained by the Company covering certain expenses, liability or losses which may be incurred by reason of his being a director or officer of the Company or a subsidiary corporation, partnership, joint venture, trust or other enterprise.

ITEM 16.  EXHIBITS

     The Exhibits are listed in the Exhibit Index immediately preceding the Exhibits.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on July 3, 1997.


                                               DRESSER INDUSTRIES, INC.

                                          By:  /s/ KENNETH J. KOTARA
                                               -----------------------------
                                               Kenneth J. Kotara,
                                               Controller


     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on July 3, 1997.

            SIGNATURE                                  TITLE
            ---------                                  -----

*WILLIAM E. BRADFORD                    Chairman of the Board, Chief
-----------------------------------     Executive Officer and Director
(William E. Bradford, Director)         (Principal Executive Officer)

/s/ GEORGE H. JUETTEN                      Vice President and Chief Financial
-----------------------------------     Officer (Principal Financial Officer)
(George H. Juetten)

/s/  KENNETH J. KOTARA                 Controller
-----------------------------------     (Principal Accounting Officer)
(Kenneth J. Kotara)

*SAMUEL B. CASEY, JR.                   *J. LANDIS MARTIN
-----------------------------------     -----------------------------------
(Samuel B. Casey, Jr., Director)        (J. Landis Martin, Director)

*LAWRENCE S. EAGLEBURGER                *LIONEL H. OLMER
-----------------------------------     -----------------------------------
(Lawrence S. Eagleburger, Director)     (Lionel H. Olmer, Director)

*SYLVIA A. EARLE, PH.D.                 *JAY A. PRECOURT
-----------------------------------     -----------------------------------
(Sylvia A. Earle, Ph.D., Director)      (Jay A. Precourt, Director)

*RAWLES FULGHAM                         *DONALD C. VAUGHN
-----------------------------------     -----------------------------------
(Rawles Fulgham, Director)              (Donald C. Vaughn, Director)

*JOHN A. GAVIN                          *RICHARD W. VIESER
-----------------------------------     -----------------------------------
(John A. Gavin, Director)               (Richard W. Vieser, Director)

*RAY L. HUNT
-----------------------------------
(Ray L. Hunt, Director)

*By:    /s/  ALICE (ANDE) HINDS
    -------------------------------
          Alice (Ande) Hinds
          (Attorney-In-Fact)

                              INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION

     ***  1.1       Form of Underwriting Agreement (Debt Securities).

     ***  1.2       Form of Underwriting Agreement (Preferred Stock).

     ***  1.3       Form of Underwriting Agreement (Common Stock).

       *  4.1       Restated Certificate of Incorporation of Registrant and
                    amendments thereto. (Incorporated by reference to Exhibit 3(i) to Registrant's Form 10-Q/A for the Quarter ended April 30, 1996).

       *  4.2       By-Laws, as amended of Registrant. (Incorporated by
                    reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended October 31, 1996).

       *  4.3       Rights Agreement dated August 16, 1990, between Registrant and Harris Trust Company of New York as Rights Agent.
                    (Incorporated by reference to Exhibit 1 to Registration
                    Statement on Form 8-A filed on August 30, 1990 as amended by Amendment No. 1 on Form 8 filed on October 3, 1990).

     **   4.4       Form of Indenture.

     **   5         Form of opinion of Rebecca R. Morris as to the legality
                    of the securities being registered.

     **  12         Statement of computation of ratio of earnings to fixed
                    charges.

     **  23.1       Consent of Rebecca R. Morris is contained in her opinion
                    attached as Exhibit 5.

     **  23.2       Consent of Price Waterhouse LLP.

     **  24         Powers of Attorney.

     **  25         Statement as to Eligibility of the Trustee under the Trust
                    Indenture Act of 1939, as amended, on Form T-1.

      * 27 Financial Data Schedule is contained in Exhibit 27 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997. (Pursuant to Item 601(c)(iv) of Regulation S-K, the Financial Data Schedule is not deemed to be "filed" for purposes of Section 11 of the Securities Act of 1933, as amended, or Section 18, of the Securities Exchange Act of 1934, as amended.)

*    Incorporated by reference
**   Filed herewith
***  To be filed as an exhibit to a current report on Form 8-K.




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